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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-42895, No. 33-42899, No. 33-42908, No. 33-42909, No. 333-04615, No. 333-33336
No. 333-70948, No. 333-103510, and No. 333-113149 on Form S-8 of American
Healthways, Inc. and Subsidiaries of our report dated October 4, 2004, with respect to the consolidated financial statements and schedules of American Healthways, Inc. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended August 31, 2004.

                                                  /s/ ERNST & YOUNG LLP

Nashville, Tennessee
November 10, 2004